As filed with the Securities and Exchange Commission on February 23, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ELEVANCE HEALTH, INC.

(Exact name of registrant as specified in its charter)

Indiana	35-2145715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 Virginia Avenue

Indianapolis, Indiana 46204

(Address of principal executive offices and zip code)

Elevance Health Puerto Rico Retirement Plan

(Full Title of the Plan)

Blair W. Todt

Executive Vice President, Chief Legal and Administrative Officer

Elevance Health, Inc.

220 Virginia Avenue

Indianapolis, Indiana 46204

(833) 401-1577

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Elevance Health, Inc. (the “Company”) with the Commission are hereby incorporated by reference into this Registration Statement:

(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on February 21, 2024;

(b) The information specifically incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December  31, 2022 from the Company’s Definitive Proxy Statement on Schedule 14A for the Company’s 2023 Annual Meeting of Shareholders, filed with the Commission on March 31, 2023;

(c) The Company’s Current Report on Form 8-K, filed with the Commission on January 25, 2024; and

(d) The description of the Company’s common stock, par value $0.01 per share (the “Common Stock”), contained in Exhibit 4.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on February 15, 2023, and any amendment or reports filed for the purpose of updating such description.

In addition, all reports and other documents subsequently filed (but not furnished) by the Company and the Elevance Health Puerto Rico Retirement Plan (the “Plan”) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such reports and documents; except as to any document, or portion of or exhibit to a document, that is “furnished” to (rather than “filed” with) the Commission.

Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Indiana Business Corporation Law, as amended (the “IBCL”), provides that a corporation, unless limited by its articles of incorporation, is required to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, to which the director or officer is a party because of his or her service as a director or officer of the corporation against reasonable expenses, including counsel fees, incurred in connection with the proceeding.

The IBCL also permits a corporation to indemnify a director, officer, employee or agent who is made a party to a proceeding because the person is or was a director, officer, employee or agent of the corporation against liability incurred in the proceeding if (i) the individual’s conduct was in good faith and (ii) the individual reasonably believed (A) in the case of conduct in the individual’s official capacity with the corporation, that the conduct was in the corporation’s best interests and (B) in all other cases that the individual’s conduct was at least not opposed to the corporation’s best interests and (iii) in the case of a criminal proceeding, the individual either (A) had reasonable cause to believe the individual’s conduct was lawful or (B) had no reasonable cause to believe the individual’s conduct was unlawful. The IBCL also permits a corporation, under certain circumstances, including that the individual furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the above standard of conduct and a written undertaking to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct, to pay for or reimburse reasonable expenses incurred before the final disposition of the proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director, officer, employee or agent if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.

As permitted by the IBCL, the Company’s amended and restated articles of incorporation provide for indemnification of the Company’s directors, officers, employees and agents to the fullest extent authorized or permitted by the IBCL, or otherwise consistent with the public policy of the State of Indiana, including, but not limited to, against any and all liability and reasonable expense that may be incurred by them, in connection with or resulting from any pending, threatened or completed claim, action, suit or proceeding and all appeals thereof (whether brought by or in the right of the Company or any other corporation or otherwise), civil, criminal, administrative or investigative, formal or informal, in which they may become involved as a party or otherwise by reason of being or having been a director, officer, employee or agent thereof or serving or having served at the Company’s request as a director, officer, employee, partner, trustee, member, manager, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other organization or entity, whether for profit or not, or by reason of any action taken or not taken by such individual in such capacity. To be entitled to indemnification, those persons must have been wholly successful in the claim, action, suit or proceeding or the board of directors must have determined, based upon a written finding of legal counsel or another independent referee, or a court of competent jurisdiction must have determined, that such persons acted in good faith in what they reasonably believed to be the best interest of the Company (or at least not opposed to its best interests) and, in addition, in any criminal action, had reasonable cause to believe their conduct was lawful (or had no reasonable cause to believe that their conduct was unlawful). The Company’s amended and restated articles of incorporation authorize the Company to advance funds for expenses to an indemnified person, but only upon receipt of an undertaking that he or she will repay the same if it is ultimately determined that such party is not entitled to indemnification.

The rights of indemnification provided by the Company’s amended and restated articles of incorporation are not exhaustive and are in addition to any rights to which a director or officer may otherwise be entitled by contract or as a matter of law. Irrespective of the provisions of the Company’s amended and restated articles of incorporation, the Company may, at any time and from time to time, indemnify directors, officers, employees and other persons to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions.

In addition, the Company has obtained a directors’ and officers’ liability and company reimbursement policy that insures against certain liabilities under the Securities Act, subject to applicable retentions.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit	Description

4.1	Amended and Restated Articles of Incorporation of Elevance Health, Inc., as amended and restated effective June 27, 2022, incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 28, 2022

4.2	Bylaws of Elevance Health, Inc., as amended effective October 4, 2023, incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 5, 2023

5

The shares of the Company’s Common Stock to be offered and sold under the Plan described in this Registration Statement will not constitute original issuance shares, but will consist exclusively of shares of Common Stock that have been or will be purchased in open market transactions by the administrator of the Plan. Because no original issuance securities will be offered or sold pursuant to the Plan, no opinion of counsel regarding the legality of the securities being registered hereunder is required.

Pursuant to Item 8(b) of Form S-8, the Company has submitted or will submit the Plan and any amendments thereto to the Commonwealth of Puerto Rico’s Department of the Treasury (the “Treasury”) in a timely manner and has made or will make all changes required by the Treasury in order to qualify the Plan under the applicable provisions of the Puerto Rico Internal Revenue Code of 2011, as amended.

23.1	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP*

24.1	Power of Attorney (included on signature page hereto)*

99.1	Elevance Health Puerto Rico Retirement Plan, as amended and restated effective as of January 1, 2024*

99.2	Amendment #1 to Elevance Health Puerto Rico Retirement Plan, effective February 20, 2024*

107.1	Filing Fee Table*

*	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on February 23, 2024.

ELEVANCE HEALTH, INC.

By:	/s/ Gail K. Boudreaux
Name:	Gail K. Boudreaux
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark Kaye, Kathleen S. Kiefer and Blair W. Todt, each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations, or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of this registration statement on Form S-8 under the Securities Act of 1933, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities regulatory body, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable securities laws, including without limitation state securities laws, and to file the same, together with other documents in connection therewith with the appropriate authorities, including without limitation state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title of Capacities	Date

/s/ Gail K. Boudreaux Gail K. Boudreaux	President and Chief Executive Officer and Director (Principal Executive Officer)	February 23, 2024

/s/ Mark Kaye Mark Kaye	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 23, 2024

/s/ Ronald W. Penczek Ronald W. Penczek	Chief Accounting Officer and Controller (Principal Accounting Officer)	February 23, 2024

/s/ Elizabeth E. Tallett Elizabeth E. Tallett	Chair of the Board	February 23, 2024

/s/ R. Kerry Clark R. Kerry Clark	Director	February 23, 2024

/s/ Susan D. DeVore Susan D. DeVore	Director	February 23, 2024

/s/ Robert L. Dixon, Jr. Robert L. Dixon, Jr.	Director	February 23, 2024

/s/ Lewis Hay III Lewis Hay III	Director	February 23, 2024

/s/ Bahija Jallal Bahija Jallal	Director	February 23, 2024

/s/ Antonio F. Neri Antonio F. Neri	Director	February 23, 2024

/s/ Ramiro G. Peru Ramiro G. Peru	Director	February 23, 2024

/s/ Ryan M. Schneider Ryan M. Schneider	Director	February 23, 2024

/s/ Deanna D. Strable Deanna D. Strable	Director	February 23, 2024

SIGNATURE PAGE OF ELEVANCE HEALTH PUERTO RICO RETIREMENT PLAN

The Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Elevance Health Puerto Rico Retirement Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Indianapolis, State of Indiana, on February 23, 2024.

Elevance Health Puerto Rico Retirement Plan

By:	/s/ Michael J. Berry
Name:	Michael J. Berry
Title:	Member, Retirement Committee of ATH Holding Company, LLC